FOR IMMEDIATE RELEASE                                          [GRAPHIC OMITTED]

[BRASKEM LOGO]


                      Braskem's Board of Directors Approves
              Proposal for Issuance of R$300 million in Debentures
                               Maturing in 5 Years

                The Transaction is to Provide More Financial and
                     Operational Flexibility to the Company

Sao Paulo, May 28, 2004 --- BRASKEM S.A. (BOVESPA: BRKM5; NYSE: BAK; LATIBEX:
XBRK), leader in the thermoplastic resins segment in Latin America and among the five largest Brazilian privately owned industrial companies, today disclosed that its Board of Directors met on May 27, 2004 and approved the convening of an Extraordinary Shareholders Meeting to examine and consider a proposal for the issuance of non-convertible, partially secured debentures maturing and payable in a lump sum in five years and bearing interest at a rate of 117% of the CDI rate, which interest will be paid semi-annually following the issue date.

Paul Altit, Braskem's Vice President of Finance and Investor Relations, stated:
"This transaction continues the implementation of our strategy to provide more financial and operational flexibility to Braskem, contributing to the repayment of short-term debt, increasing our liquidity and reducing our exchange rate risk and overall financing cost. It is important to note that the 5-year maturity of this transaction strongly contributes to extending Braskem's debt maturity profile and to matching its debt maturities to its net cash generation."

Following the approval by the Extraordinary Shareholders Meeting and the execution of the relevant documentation, the issue of debentures will be submitted to the Brazilian Securities Commission for review.

The debentures have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and the debentures may not be offered or sold in the United States or to a U.S. person except pursuant to an effective registration statement or pursuant to transactions exempt from, or not subject to, registration under the Securities Act.

                                       ##

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Braskem, a world-class Brazilian petrochemical company, is a leader in the thermoplastic resins segment in Latin America, and is among the five largest Brazilian privately-owned industrial companies. The Company operates 13 manufacturing plants located throughout Brazil, and it has a yearly production capacity of 5.0 million of tons of petrochemical products.
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                   For additional information, please contact:
                   ------------------------------------------

Vasco Barcellos                  Jose Marcos Treiger              Luiz Henrique Valverde
Investor Relations - Manager     Investor Relations - Director    Investor Relations - Manager
Phone: (55 11) 3443 9178         Phone: (55 11) 3443 9529         Phone: (55 11) 3443 9744
vasco.barcellos@braskem.com.br   jm.treiger@braskem.com.br        luiz.valverde@braskem.com.br

      Forward-Looking Statement Disclaimer for U.S. Securities Law Purposes
      ---------------------------------------------------------------------

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Braskem and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the risks and uncertainties set forth from time to time in Braskem's reports filed with the United States Securities and Exchange Commission. Although Braskem believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to Braskem's management, Braskem cannot guarantee future results or events. Braskem expressly disclaims a duty to update any of these forward-looking statements.

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